Exhibit 10.9
EMPLOYEE GRANT

SANDISK CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

          AGREEMENT made this ______day of ____________, by and between SanDisk Corporation, a Delaware corporation, and ________________________.

          The award evidenced by this Agreement has been made pursuant to the Stock Issuance Program in effect under the Plan

          All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

     A. SHARE AWARD

          1. Award. Participant is hereby awarded _________shares of Common Stock, par value $.001 per share (the “Issued Shares”), in connection with his or her Service.

          2. Par Value Payment. Concurrently with the delivery of this Agreement to the Corporation, Participant shall pay the Corporation (in cash or by check) the aggregate par value of the Issued Shares and shall deliver a duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Issued Shares.

          3. Stockholder Rights. Until such time as the Corporation exercises the Repurchase Right, Participant (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Issued Shares, subject, however, to the transfer restrictions and escrow requirements of this Agreement .

          4. Escrow. The Corporation shall hold the Issued Shares in escrow until those shares have vested in accordance with the Vesting Schedule. The Issued Shares which so vest shall be released to Participant upon his or her satisfaction of all federal, state and local income and employment taxes which the Corporation is required to withhold in connection with the vesting of the Issued Shares.

          5. Compliance with Law. Under no circumstances shall shares of Common Stock or other assets be issued or delivered to Participant pursuant to the provisions of this Agreement unless, in the opinion of counsel for the Corporation or its successors, there shall have been compliance with all applicable requirements of applicable securities laws, all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is at the time listed for trading and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

     B. TRANSFER RESTRICTIONS

          1. Restriction on Transfer. Except for any Permitted Transfer, Participant shall not transfer, assign, encumber or otherwise dispose of any of the Issued Shares which are subject to the Repurchase Right.

          2. Restrictive Legend. The stock certificate for the Issued Shares shall be endorsed with the following restrictive legend:

     “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND SUBJECT TO CERTAIN REPURCHASE RIGHTS GRANTED TO THE CORPORATION AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN AGREEMENT DATED ____________, 200___BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE CORPORATION’S PRINCIPAL CORPORATE OFFICES.”

          3. Transferee Obligations. Each person (other than the Corporation) to whom the Issued Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the Repurchase Right to the same extent such shares would be so subject if retained by Participant.

     C. REPURCHASE RIGHT

          1. Grant. The Corporation is hereby granted the right (the “Repurchase Right”), exercisable at any time during the ninety (90)-day period following the date Participant ceases Service for any reason, to repurchase at the Repurchase Price any or all of the Issued Shares in which Participant is not, at the time of his or her cessation of Service, vested in accordance with the Vesting Schedule set forth in attached Schedule I or the special vesting acceleration provisions of Paragraph C.5 of this Agreement (such shares to be hereinafter referred to as the “Unvested Shares”).

          2. Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the ninety (90)-day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Corporation on the closing date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Corporation shall pay to Owner, in cash or by check, an amount equal to the Repurchase Price for the Unvested Shares to be repurchased from Owner.

          3. Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph C.2. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Issued Shares in which Participant vests in accordance with the Vesting Schedule set forth in attached Schedule I or the special vesting acceleration provisions of Paragraph C.5.

          4. Recapitalization. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Issued Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder, but only to the extent the Issued Shares are at the time covered by such right or escrow requirements. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of securities subject to this Agreement and to the Repurchase Price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Corporation’s capital structure; provided, however, that the aggregate Repurchase Price shall remain the same.

          5. Change in Control.

               (a) The Repurchase Right shall automatically terminate in its entirety, and all the Issued Shares shall vest in full immediately prior to the consummation of any Change in Control, except to the extent the Repurchase Right is to be assigned to the successor corporation in such Change in Control or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

               (i) To the extent the Repurchase Right remains in effect following a Change in Control, such right shall apply to any new securities or other property (including any cash payments) received in exchange for the Issued Shares in consummation of the Change in Control, but only to the extent the Issued Shares are at the time covered by such right. Appropriate adjustments shall be made to the Repurchase Price per share payable upon exercise of the Repurchase Right to reflect the effect (if any) of the Change in Control upon the Corporation’s capital structure; provided, however, that the aggregate Repurchase Price shall remain the same. The new securities or other property (including any cash payments) issued or distributed with respect to the Issued Shares in consummation of the Change in Control shall be immediately deposited in escrow with the Corporation (or the successor entity) and shall not be released from escrow until Participant vests in such securities or other property in accordance with the same Vesting Schedule in effect for the Issued Shares.

     D. SPECIAL TAX ELECTION

          1. Section 83(b) Election. Under Code Section 83, the excess of the fair market value of the Issued Shares on the date any forfeiture restrictions applicable to such shares lapse over the aggregate par value paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term “forfeiture restrictions” includes the right of the Corporation to repurchase the Issued Shares pursuant to the Repurchase Right. Participant may elect under Code Section 83(b) to be taxed at the time the Issued Shares are acquired, rather than when and as such Issued Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO. PARTICIPANT UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

          2. FILING RESPONSIBILITY. PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

     E. GENERAL PROVISIONS

          1. Assignment. The Corporation may assign the Repurchase Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.

          2. At Will Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

          3. Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

          4. No Waiver. The failure of the Corporation in any instance to exercise the Repurchase Right shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Participant. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

          5. Cancellation of Shares. If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Issued Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

          6. Participant Undertaking. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Issued Shares pursuant to the provisions of this Agreement.

          7. Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

          8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State’s conflict-of-laws rules.

          9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          10. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Participant, Participant’s assigns and the legal representatives, heirs and legatees of Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

SANDISK CORPORATION

By:

Title:

Address:	140 Caspian Court, Sunnyvale, California 94089

PARTICIPANT

Signature

Address:

EXHIBIT I

ASSIGNMENT SEPARATE FROM CERTIFICATE

          FOR VALUE RECEIVED                                          hereby sell(s), assign(s) and transfer(s) unto SanDisk Corporation (the “Corporation”),                                          (_________) shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No. ____________herewith and do(es) hereby irrevocably constitute and appoint                                          Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated: _________________, _____.

Signature

Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right without requiring additional signatures on the part of Participant.

EXHIBIT II

SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:

Address:

Taxpayer Ident. No.:

(2)	The property with respect to which the election is being made is shares of the common stock of SanDisk Corporation

(3)	The property was issued on , 200___.

(4)	The taxable year in which the election is being made is the calendar year 200___.

(5)	The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the par value paid per share, if for any reason taxpayer’s service with the issuer terminates. The issuer’s repurchase right will lapse as follows: .

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_________ per share.

(7)	The amount paid for such property is $0.001 per share.

(8)	A copy of this statement was furnished to SanDisk Corporation for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed on , 200___.

Spouse (if any)	Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Issuance Agreement. This filing should be made by registered or certified mail, return receipt requested. Participant must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

APPENDIX

          The following definitions shall be in effect under the Agreement:

     A. Agreement shall mean this Restricted Stock Award Agreement.

     B. Board shall mean the Corporation’s Board of Directors.

     C. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

          (i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

          (ii) a stockholder-approved sale, transfer or other disposition (including in whole or in part through one or more licensing arrangements) of all or substantially all of the Corporation’s assets, or

          (iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders.

     D. Common Stock shall mean shares of the Corporation’s common stock, par value $.001 per share.

     E. Code shall mean the Internal Revenue Code of 1986, as amended.

     F. Corporation shall mean SanDisk Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of SanDisk Corporation.

     G. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     H. Issued Shares shall have the meaning assigned to such term in Paragraph A.1.

     I. Owner shall mean Participant and all subsequent holders of the Issued Shares who derive their chain of ownership through a Permitted Transfer from Participant.

     J. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     K. Participant shall mean the individual to whom the Issued Shares are awarded under the Stock Issuance Grant Program.

     L. Permitted Transfer shall mean (i) a gratuitous transfer of the Issued Shares, provided and only if Participant obtains the Corporation’s prior written consent to such transfer or (ii) a transfer of title to the Issued Shares effected pursuant to Participant’s will or the laws of inheritance following Participant’s death.

     M. Plan shall mean the Corporation’s 2005 Stock Incentive Plan.

     N. Plan Administrator shall mean the particular entity, whether the Compensation Committee, the Board or any secondary Board committee, which is authorized to administer the Stock Issuance Program with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under that program with respect to the persons under its jurisdiction.

     O. Recapitalization shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation’s outstanding Common Stock as a class without the Corporation’s receipt of consideration.

     P. Repurchase Price shall mean the par value of $.001 which the Participant paid per Issued Share.

     Q. Repurchase Right shall mean the right granted to the Corporation in accordance with Article C.

     R. Service shall mean the Participant’s performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, the Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence, except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence..

     S. Stock Issuance Program shall mean the direct stock issuance program in effect under Article Three of the Plan.

     T. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     U. Vesting Schedule shall mean the vesting schedule specified in attached Schedule I, pursuant to which the Issued Shares are to vest in one or more installments over Participant’s period of Board service.

     V. Unvested Shares shall have the meaning assigned to such term in Paragraph C.1.

SCHEDULE I

VESTING SCHEDULE

          The Issued Shares shall initially be unvested and subject to repurchase by the Corporation, at the Repurchase Price per share, upon Participant’s cessation of Service (other than by reason of death or Permanent Disability) prior to vesting in the Issued Shares. Participant shall acquire a vested interest in, and the Corporation’s repurchase right will accordingly lapse with respect to, the Issued Shares in a series of installments as follows:

To Be Determined by the Plan Administrator